Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

HUT 8 CORP.

Hut 8 Corp., a Delaware corporation, does hereby certify as follows:

1.            The name of the corporation is Hut 8 Corp. (the “Corporation”) and the Corporation was originally incorporated pursuant to the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”) on January 27, 2023.

2.            This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law.

3.            This Amended and Restated Certificate of Incorporation hereby restates, integrates and further amends the certificate of incorporation of the Corporation in its entirety to read as follows:

FIRST. The name of the corporation is Hut 8 Corp.

SECOND. The address of the corporation’s registered office in the State of Delaware is 251 Little Falls Drive, County of New Castle, City of Wilmington, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH.

1.            Authorized Shares of Capital Stock. The total number of shares of stock which the corporation shall have authority to issue is 1,025,000,000 shares, which shall be divided into the following classes and numbers of shares thereof: 1,000,000,000 shares shall be Common Stock, par value $0.01 per share (the “Common Stock”), and 25,000,000 shares shall be Preferred Stock, par value $0.01 per share (the “Preferred Stock”). The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of stock of the Corporation entitled to vote irrespective of Section 242(b)(2) of the DGCL.

2.            Common Stock. The powers (including voting powers), if any, and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of Common Stock are as follows:

a.            Dividends. Subject to applicable law and the rights, if any, of the holders of any other class or series of capital stock of the Corporation as provided for or fixed by or pursuant to the provisions of the certificate of incorporation of the Corporation (including any certificate filed with the Secretary of State of the State of Delaware establishing a series of Preferred Stock) (as the same may be amended from time to time, the “Certificate of Incorporation”) and then outstanding, dividends may be declared and paid on Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

b.            Voting. Except as otherwise provided by applicable law or by or pursuant to the provisions of the Certificate of Incorporation, each holder of one or more outstanding shares of Common Stock, as such, shall be entitled to one (1) vote for each outstanding share of Common Stock held of record by such holder on all matters on which stockholders are generally entitled to vote.

c.            Liquidation, Dissolution or Winding Up. Subject to applicable law and the rights, if any, of the holders of any other class or series of capital stock of the Corporation as provided for or fixed by or pursuant to the provisions of the Certificate of Incorporation and then outstanding, in the event of any liquidation, dissolution or winding up of the Corporation, the holders of outstanding shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of outstanding shares of Common Stock held by them. None of a merger, consolidation, conversion, domestication, transfer, or continuance of the Corporation or a sale, lease, or exchange of all or substantially all of the Corporation’s property and assets which, in each case, shall not in fact result in the liquidation, dissolution, or winding up of the Corporation and the distribution of its assets, shall be deemed to be a liquidation, dissolution, or winding up of the Corporation within the meaning of this Section 2(c).

3.            Preferred Stock. The Board of Directors of the Corporation (the “Board of Directors”) is hereby expressly authorized, by resolution or resolutions thereof, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, powers (including voting powers) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

4.            Stockholder Action. Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, any action that is required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action in lieu of a meeting of stockholders is hereby specifically denied.

FIFTH.

1.            Management. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2.            Removal of Directors. Except for those directors, if any, elected solely and exclusively by the holders of any class or series of capital stock of the Corporation as provided for or fixed by or pursuant to the Certificate of Incorporation and then outstanding (collectively, the “Class/Series Directors” and each, a “Class/Series Director”), any director or the entire Board of Directors may be removed at any time, with or without cause, solely and exclusively by the affirmative vote of the holders of at least a majority in voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

3.            Vacancies and Newly Created Directorships. Subject to applicable law and the rights, if any, of the holders of any class or series of capital stock of the Corporation as provided for or fixed by or pursuant to the provisions of the Certificate of Incorporation and then outstanding, newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the Board of Directors resulting from the death, resignation, disqualification or removal of a director, shall be filled solely and exclusively by a majority vote of the directors then in office, although less than a quorum, or by the sole remaining director. Any director elected to fill a vacancy resulting from an increase in the authorized number of directors shall hold office until the next annual election and until his or her successor shall be elected and qualified, subject to such director’s earlier death, resignation, disqualification, or removal. Any director elected to fill a vacancy resulting from the death, resignation, disqualification or removal of a director shall hold office until the expiration of the term of office of the director whom he or she has replaced and until his or her successor shall be elected and qualified, subject to such director’s earlier death, resignation, disqualification, or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

4.            Automatic Increase/Decrease in Total Authorized Number of Directors. During any period when the holders of any class or series of capital stock of the Corporation as provided for or fixed by or pursuant to the provisions of the Certificate of Incorporation and then outstanding have the right to elect one or more Class/Series Directors, then upon commencement of, and for the duration of, the period during which such right continues: (a) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by the number of such specified Class/Series Director or Class/Series Directors, and the holders of such class or series of capital stock shall be entitled to elect such Class/Series Director or Class/Series Directors; and (b) each such Class/Series Director shall serve until such Class/Series Director’s successor shall have been duly elected and qualified pursuant to the provisions of the Certificate of Incorporation, or until such Class/Series Director’s right to hold such office terminates by or pursuant to the provisions of the Certificate of Incorporation, whichever occurs earlier, subject to such Class/Series Director’s earlier death, resignation, disqualification or removal. Except as otherwise provided by or pursuant to the provisions of this Certificate of Incorporation, whenever the holders of any class or series of capital stock then outstanding having the right to elect one or more Class/Series Directors by or pursuant to the provisions of the Certificate of Incorporation are divested of such right by or pursuant to the provisions of this Certificate of Incorporation, the term of office of each such Class/Series Director elected by the holders of such class or series of capital stock, or elected to fill any vacancy resulting from the death, resignation, disqualification or removal of each such Class/Series Director, shall forthwith terminate and the total authorized number of directors of the Corporation shall automatically be decreased by such specified number of directors.

5.            No Written Ballot. Unless and except to the extent that the bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

6.            Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend, or repeal the bylaws of the Corporation. In addition to any affirmative vote required by or pursuant to the provisions of the Certificate of Incorporation, any bylaw that is to be adopted, amended, or repealed by the stockholders of the Corporation shall require the affirmative vote of the holders of at least a majority in voting power of all of the then outstanding shares of capital stock of the Corporation generally entitled to vote, voting together as a single class.

7.            Special Meetings of Stockholders. Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, special meetings of stockholders for any purpose or purposes may be called at any time, but solely and exclusively by the Chairperson of the Board of Directors, the Chief Executive Officer or the directors entitled to cast a majority of the votes of the whole Board of Directors. Except as provided in the foregoing sentence, special meetings of stockholders may not be called by any other person or persons. Any special meeting of stockholders may be postponed by action of the Board of Directors or by the person calling such meeting (if other than the Board of Directors) at any time in advance of such meeting. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of meeting.

SIXTH. To the fullest extent permitted by the DGCL as amended from time to time, a director or officer of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. If the DGCL is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL. An amendment, repeal or elimination of this Article shall not affect its application with respect to an act or omission by a director or officer occurring before such amendment, repeal or elimination.

SEVENTH. The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, powers, and preferences, of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.

EIGHTH. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder or other employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising out of or relating to any provision of the DGCL, this Certificate of Incorporation or the bylaws, (iv) any action asserting a claim, including a claim in the right of the corporation, as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware (the “Court of Chancery”), or (v) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware, shall in each case be the Court of Chancery or, if such court lacks jurisdiction, any state or federal court located within the State of Delaware, in all cases subject to such court having personal jurisdiction over the indispensable parties named as defendants, except for, as to each of (i) through (v) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and such indispensable party does not consent to the personal jurisdiction of such court within ten (10) days following such determination). Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933 or the rules and regulations thereunder. Notwithstanding the foregoing, the provisions of this Article shall not apply to the resolution of any complaint asserting a cause of action arising under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article. The existence of any prior written consent by the Corporation to the selection of an alternative forum shall not act as a waiver of the Corporation’s ongoing consent right as set forth above with respect to any current or future actions or claims.

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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its authorized officer on      , 2023.

HUT 8 CORP.

By:
Name:
Title:

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